                                                                     EXHIBIT 4.4


THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.13 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              AVONDALE MILLS, INC.

                   10-1/4% SENIOR SUBORDINATED NOTES DUE 2013

No. _____

$_________________                                   CUSIP No. [______________]


Avondale Mills, Inc. an Alabama corporation, promises to pay to Cede & Co. or registered assigns the principal sum of One Hundred Fifty Million Dollars on July 1, 2013.

         Interest Payment Dates: January 1 and July 1, commencing January 1,
2004.

         Record Dates: December 15 and June 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.




                                          AVONDALE MILLS, INC.


                                          By:
                                             -----------------------------------
                                               Name:   G. Stephen Felker
                                               Title:  Chairman, President and
                                                       Chief Executive Officer



                                          By:
                                             -----------------------------------
                                               Name:   Jack R. Altherr, Jr.
                                               Title:  Vice Chairman and
                                                       Chief Financial Officer

Dated: ______________, 2003

Certificate of Authentication:

Wachovia Bank, National Association,
as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.




By:
   -------------------------------------
         Authorized Signatory

                              AVONDALE MILLS, INC.

                   10-1/4% SENIOR SUBORDINATED NOTES DUE 2013

         1. Interest. Avondale Mills, Inc. an Alabama corporation (the "Company"), promises to pay interest on the principal amount of this Security at 10.25% per annum from June 30, 2003 until maturity. The Company will pay interest semiannually on January 1 and July 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from June 30, 2003; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be January 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date immediately preceding the Interest Payment Date, even if such Securities are cancelled after the record date and on or before the Interest Payment Date, except as provided in
Section 2.10 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York maintained for such purposes, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Securities, the Holder of which has at least $1,000,000,000 aggregate principal amount of Securities registered in its name and shall have provided wire transfer instructions designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other dates as the Company or Paying Agent may accept in its discretion) to the Company or the Paying Agent. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4. Indenture. The Company issued the Securities under an Indenture dated as of June 30, 2003 ("Indenture"), among the Company, Avondale Incorporated, a Georgia corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Guarantor"), and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $150,000,000 aggregate principal amount (subject to Section 2.06 of the Indenture). The Indenture contains certain covenants that, among other things, limit (i) the issuance of additional indebtedness by the Company and certain of the Company's subsidiaries, (ii) the payment of dividends on capital stock of the Company and certain of its subsidiaries and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (iii) investments,
(iv) certain transactions with affiliates, (v) sales of assets, including capital stock of subsidiaries, and (vi) certain consolidations, mergers and transfers of assets. The Indenture also prohibits certain restrictions on distributions from certain subsidiaries. In addition, the Company may be obligated, under certain circumstances and subject to the limitations set out in the Indenture, to offer to repurchase Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

         5. Optional Redemption. Except as described below, the Notes will not be redeemable at the Company's option prior to July 1, 2008. At any time on or after July 1, 2008, the Company may, at its option, redeem all or any portion of the Notes at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below:

               Year                                       Percentage
               ----                                       ----------
               2008                                         105.125%
               2009                                        103.4167%
               2010                                        101.7083%
               2011 and thereafter                          100.000%

         At any time prior to July 1, 2008, the Company may at its option redeem all or part of the notes at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and (2) as determined by the Quotation Agent, the sum of the present values of 105.125% of the principal amount of the notes being redeemed and scheduled interest payments (excluding interest accrued and unpaid to the date of redemption) on such notes to and including July 1, 2008 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in either case plus accrued and unpaid interest, if any, to the date of redemption.

         Notwithstanding the foregoing, at any time and from time to time on or prior to July 1, 2006, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110.25%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture must remain outstanding after each such redemption.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

         7. Put Provisions. Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         8. Guaranty. To secure the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor has agreed to guarantee the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

         9. Subordination. The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

         10. Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

         11. Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of it for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         13. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         14. Amendment, Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

         15. Defaults and Remedies. Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company or the Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company, the Guarantor and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000; and (vii) the Guaranty ceasing to be in full force and effect (other than in accordance with its terms). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest ) if it determines that withholding notice is in the interest of the Holders.

         16. Trustee Dealings with the Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         17. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         18. Authentication. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

         19. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/MA (=Uniform Gift to Minors Act).

         20. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Avondale Mills, Inc, 506 South Broad Street, Monroe, Georgia 30655, Attention: Jack R. Altherr, Jr.

ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------



Your Signature:
               ----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Your Name:
          ---------------------------------------------------------------------

Date:
     ------------------------------------------


Signature Guarantee:
                    -----------------------------------------------------------

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, check the box: ?

         If you want to have only part of this Note purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount (in integral multiples of $1,000:

$__________________

Date:___________________  Signature:___________________________________________
(Sign exactly as your name appears on the other side of this Note)

Name:__________________________________________________________________________

Signature Guarantee:__________________________________________________________

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:


                                                                       PRINCIPAL AMOUNT OF        SIGNATURE OF
                        AMOUNT OF DECREASE IN  AMOUNT OF INCREASE IN     THIS GLOBAL NOTE     AUTHORIZED SIGNATORY
                         PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF       FOLLOWING SUCH      OF TRUSTEE OR NOTES
   DATE OF EXCHANGE        THIS GLOBAL NOTE       THIS GLOBAL NOTE     DECREASE OR INCREASE        CUSTODIAN
--------------------------------------------------------------------------------------------------------------------




